AMENDMENT TO INVESTMENT ADVISORY AGREEMENT


      This is an Amendment to the Investment Advisory Agreement made and entered into between INVESCO Specialty Funds, Inc. a Maryland corporation (the "Company") and INVESCO Funds Group, Inc., a Delaware corporation (the "Adviser") on the 28th day February, 1997 (the "Agreement").

      WHEREAS, the Company and the Adviser are affiliated companies; and

      WHEREAS, the Company desires to add additional breakpoints to the existing advisory fees that it pays to the Adviser for the management of the Company's separate portfolios of investments, the INVESCO Asian Growth Fund, the INVESCO European Small Company Fund, the INVESCO Latin American Growth Fund, the INVESCO Realty Fund and the S&P 500 Index Fund (Classes I & II), the INVESCO Worldwide Capital Goods Fund, and the INVESCO Worldwide Communication Fund (each a "Portfolio");

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained in the Agreement, it is agreed that the first paragraph of the provisions in paragraph 4 of the Agreement entitled "Compensation of the Adviser" is hereby amended to read as follows:

            For the services rendered and the charges and expenses to be assumed by the Adviser hereunder, the Company shall pay to the Adviser an advisory fee which will be computed on a daily basis and paid as of the last day of each month, using for each daily calculation the most recently determined net asset value of each Fund of the Company, as determined by valuations made in accordance with each Fund's procedure for calculating the Fund's net asset value as described in the Fund(s)' Prospectus and/or Statement of Additional Information. On an annual basis, the advisory fee applicable to each of the Funds shall be as follows:

          (a) INVESCO Worldwide Capital Goods Fund and INVESCO Worldwide Communications Fund: 0.65% of the first $500 million of each Fund's average net assets, 0.55% of the next $500 million of each Fund's average net assets, 0.45% of each Fund's average net assets from $1 billion, 0.40% of each Fund's average net assets from $4 billion, 0.375% of each Fund's average net assets from $6 billion, and 0.35% of each Fund's average net assets over $8 billion.

          (b) INVESCO Latin American Growth Fund, INVESCO European Small Company Fund and INVESCO Asian Growth Fund: 0.75% of the first $500 million of each Fund's average net assets, 0.65% of the next $500 million of each Fund's average net assets, 0.55% of each Fund's average net assets from $1 billion, 0.45% of each Fund's average net assets from $2 billion, 0.40% of each Fund's average net assets from $4 billion, 0.375% of each Fund's average net assets from $6 billion, and 0.35% of each Fund's average net assets over $8 billion.

          (c) INVESCO Realty Fund: 0.75% of the first $500 million of the Fund's average net assets, 0.65% of the next $500 million of the Fund's average net assets, 0.55% of the Fund's average net assets from $1 billion, 0.45% of the Fund's average net assets from $2 billion, 0.40% of the Fund's average net assets from $4 billion, 0.375% of the Fund's average net assets from $6 billion, and 0.35% of the Fund's average net assets over $8 billion.

          (d) INVESCO S&P 500 Index Fund (Classes I & II): 0.25% of all of each Fund's average net assets.

   IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the 13th day of May, 1999.


                                        INVESCO FUNDS GROUP, INC.


                                        By: /s/ Mark H. Williamson
                                            ----------------------
                                            Mark H. Williamson
                                            President

ATTEST:


/s/ Glen A. Payne
-----------------
Glen A. Payne
Secretary

                                        INVESCO SPECIALTY FUNDS, INC.


                                        By: /s/ Ronald L. Grooms
                                            ---------------------------
                                            Ronald L. Grooms
                                            Treasurer & Chief Financial
                                            Officer & Accounting Officer


ATTEST:


/s/ Glen A. Payne
-----------------
Glen A. Payne
Secretary